FIRST AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

COLLINS CAPITAL INVESTMENTS, LLC

THIS FIRST AMENDMENT dated as of January 22, 2015, to the Operating Expense Limitation Agreement, dated as of April 24, 2012 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Amended and Restated Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and COLLINS CAPITAL INVESTMENTS, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to add the Collins Long/Short Credit Fund to the Agreement; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended and Restated Schedule A attached hereto, for the sole purpose adding the Collins Long/Short Credit Fund.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	COLLINS CAPITAL INVESTMENTS, LLC
on behalf of its series listed on Amended Schedule A

By: /s/ John Buckel	By: /s/ Stephen Mason
Name: John Buckel	Name: Stephen Mason
Title: President	Title: Portfolio Manager

AMENDED AND RESTATED SCHEDULE A

to the

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

COLLINS CAPITAL INVESTMENTS, LLC

Series and Class of Trust for Professional Managers	Operating Expense Limitation as a Percentage of Average Daily Net Assets
Collins Alternative Solutions Fund – Institutional Class Shares	2.49%
Collins Alternative Solutions Fund – Class A Shares	2.74%
Collins Long/Short Credit Fund – Institutional Class Shares	1.95%
Collins Long/Short Credit Fund –Class A Shares	2.20%